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                                                                     EXHIBIT 15

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  10549


RE:  PDS Financial Corporation
     Registration Statement on Form S-8 (Registration No. 33-85966)


We are aware that our report dated April 22, 1998 on our reviews of interim financial information of PDS Financial Corporation for the period ended
March 31, 1998 and included in the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 1998 is incorporated by reference in this registration statement. Pursuant to Rule 436 (c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


Coopers & Lybrand L.L.P.
Minneapolis, Minnesota
May 13, 1998





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